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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WELLS FARGO FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

IOWA (State of incorporation or organization)	42-1186565 (I.R.S. Employern Identification No.)
206 Eighth Street Des Moines, Iowa (Address of principal executive offices)	50309 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered	Name of each exchange on which each class is to be registered
6.125% Senior Notes 2012 Series due April 18, 2012	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

        Securities Act registration statement file number to which this form relates:      (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant's Securities to be Registered.

        This form relates to the registration of $500,000,000 principal amount of 6.125% Senior Notes 2012 Series due April 18, 2012 of the registrant as described in the Prospectus contained in the Registration Statement on Form S-3 (No. 333-54934), as filed with the Securities and Exchange Commission (the "Commission") on February 2, 2001, under the caption "Description of Debt Securities" on pages 2 thru 9 thereof, which description is incorporated herein by reference, and as further described in the Prospectus Supplement dated April 11, 2002, as filed with the Commission on April 15, 2002, under the caption "Description of the Notes" on pages S-7 thru S-12 thereof, which description is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit No.		Description of Exhibit
1	—	Articles of Incorporation of the Wells Fargo Financial, Inc. (the "Company") (Incorporated by reference from Exhibit (3)(a) to the Company's Current Report on Form 8-K filed with the Commission on July 11, 2000)
2	—	Bylaws of the Company (Incorporated by reference from Exhibit (3)(b) to the Company's Current Report on Form 8-K filed with the Commission on July 11, 2000)
3	—	Form of Registrant's 6.125% Senior Note 2012 Series due April 18, 2012
4	—
Norwest Financial, Inc. Standard Multiple Series Indenture Provisions dated May 1, 1986 (Incorporated by reference from Exhibit 4(a) to the Company's Registration Statement on Form S-3 (Commission File No. 33-5392))
5	—
Conformed Copy of Indenture dated as of November 1, 1991 between the Company and The First National Bank of Chicago (now called Bank One Trust Company, National Association), as Trustee, relating to the Senior Securities (Incorporated by reference from Exhibit 2(a) to the Company's Form 8-A Registration Statement dated May 24, 1993)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 7, 2002	WELLS FARGO FINANCIAL, INC.
	By:	/s/ DENNIS E. YOUNG Dennis E. Young Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1	—	Articles of Incorporation of the Wells Fargo Financial, Inc. (the "Company") (Incorporated by reference from Exhibit (3)(a) to the Company's Current Report on Form 8-K filed with the Commission on July 11, 2000)
2	—	Bylaws of the Company (Incorporated by reference from Exhibit (3)(b) to the Company's Current Report on Form 8-K filed with the Commission on July 11, 2000)
3	—	Form of Registrant's 6.125% Senior Note 2012 Series due April 18, 2012
4	—
Norwest Financial, Inc. Standard Multiple Series Indenture Provisions dated May 1, 1986 (Incorporated by reference from Exhibit 4(a) to the Company's Registration Statement on Form S-3 (Commission File No. 33-5392))
5	—
Conformed Copy of Indenture dated as of November 1, 1991 between the Company and The First National Bank of Chicago (now called Bank One Trust Company, National Association), as Trustee, relating to the Senior Securities (Incorporated by reference from Exhibit 2(a) to the Company's Form 8-A Registration Statement dated May 24, 1993)

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EXHIBIT INDEX